Exhibit No. 99.2
Reconciliation of AFFO

The following schedule provides a reconcilement of the Company’s calculation of AFFO, a non-GAAP financial measure, to Net Income or Loss for the years ended December 31, 2011 (forecasted), 2010 and 2009:

		FORECAST
		2011	2010	2009
*	Net (Loss) Income	$(858,832)	$(1,081,465)	$1,522,890
*	Depreciation and amortization	824,411	803,725	690,676
*	Amortization of capitalized leasing costs	70,798	43,829	35,237
*	Tax (benefit) from condemnation	0	0	(4,141,000)
	FFO	36,377	(233,911)	(1,892,197)

*	Condemnation costs	276,490	109,354	1,307,184
	Other extraordinary costs	29,133	0	0
	AFFO	$342,000	$(124,557)	$(585,013)
	Cumulative change in AFFO from 2009	$927,013	$460,456

*	The 2010 and 2009 amounts were derived from the audited consolidated financial statements for the years ended December 31, 2010 and 2009.

Forward-Looking Statement Safe Harbor
The statements made in this presentation that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, Gyrodyne’s case for just compensation for 245.5 acres condemned by the State of New York, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, and other risks detailed from time to time in Gyrodyne's SEC reports.